EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the use of our reports dated August 24, 2005, included in this Annual Report on Form 10-KSB of Wherify Wireless, Inc. for the year ended June 30, 2005, and of Wherify California, Inc. for the year ended June 30, 2005, with respect to the financial statements included in this Form 10-KSB.

                                         /s/ Malone & Bailey, P.C.
                                         Houston, Texas

                                         October 13, 2005